Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Sheryl Lear

U.S. Bank National Association

225 Water Street, Suite 700

Jacksonville, Florida 32207

(904) 358-5363

(Name, address and telephone number of agent for service)

Regency Centers, L.P.

(Issuer with respect to the Securities)

Delaware	59-3429602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3.	VOTING SECURITIES OF THE TRUSTEE. not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 4.	TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other seucrities, or certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

	a)	Title of the securities outstanding under each such other indenture. Equity One, Inc. 3.75% Notes due November 2022

	b)	A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture. Not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Items 5-15	Items 5-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

	1.	A copy of the Articles of Association of the Trustee.*

	2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, State of Florida on the 21st of March, 2017.

By:	/s/ Sheryl Lear
Sheryl Lear, CCTS Vice President

Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

October 28, 2016, I have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of

Columbia.

Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

October 28, 2016, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 21, 2017

By:	/s/ Sheryl Lear
Sheryl Lear, CCTS Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2016

($000’s)

12/31/2016
Assets
Cash and Balances Due From	$15,670,179
Depository Institutions
Securities	109,032,596
Federal Funds	60,327
Loans & Lease Financing Receivables	273,415,762
Fixed Assets	4,682,022
Intangible Assets	12,978,461
Other Assets	25,170,748

Total Assets	$441,010,095

Liabilities
Deposits	$343,142,193
Fed Funds	1,157,970
Treasury Demand Notes	0
Trading Liabilities	1,536,287
Other Borrowed Money	31,668,666
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,559,469

Total Liabilities	$394,864,585

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,054,149
Minority Interest in Subsidiaries	806,246

Total Equity Capital	$46,145,510

Total Liabilities and Equity Capital	$441,010,095